Exhibit (a)(2)

AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT AND

DECLARATION OF TRUST

OF

HIGHLAND FLOATING RATE OPPORTUNITIES FUND

To the Secretary of State of

Commonwealth of Massachusetts

It is hereby stated that:

1. This document constitutes an amendment to the Second Amended and Restated Agreement and Declaration of Trust (hereinafter called the “Declaration of Trust”) of Highland Floating Rate Opportunities Fund.

2. The Declaration of Trust amended by this document was filed with the Secretary of State of the Commonwealth of Massachusetts on September 27, 2017.

3. The amendment to the Declaration of Trust effected by this document is as follows:

WHEREAS, shareholders representing a majority of the outstanding shares of Highland Floating Rate Opportunities Fund (the “Trust”) have authorized the Trust’s Board of Trustees to amend the Trust’s Second Amended and Restated Agreement and Declaration of Trust dated September 25, 2017 (the “Declaration of Trust”) as indicated below,

NOW BE IT HEREBY RESOLVED, that the undersigned, being a majority of the Trustees of the Trust, acting pursuant to Article IX Section 8 of the Declaration of Trust hereby amend and restate Article VI, Section 2 of the Declaration of Trust effective immediately following 4:00 p.m. on November 3, 2017 as follows:

The Trust may, but is not required to, purchase or otherwise acquire Shares, including in accordance with Rule 23c-3 under the 1940 Act or as otherwise permitted under the 1940 Act and other applicable law.

4. The amendment herein provided for was authorized in accordance with law.

IN WITNESS WHEREOF, the undersigned have executed this amendment to the Declaration of Trust on the 3rd day of November, 2017.

/s/ John Honis
John Honis, as Trustee

Bryan A. Ward, as Trustee

Ethan Powell, as Trustee

Timothy K. Hui, as Trustee

Dr. Bob Froehlich, as Trustee

IN WITNESS WHEREOF, the undersigned have executed this amendment to the Declaration of Trust on the 3rd day of November, 2017.

John Honis, as Trustee

/s/ Bryan A. Ward
Bryan A. Ward, as Trustee

Ethan Powell, as Trustee

Timothy K. Hui, as Trustee

Dr. Bob Froehlich, as Trustee

IN WITNESS WHEREOF, the undersigned have executed this amendment to the Declaration of Trust on the 3rd day of November, 2017.

John Honis, as Trustee

Bryan A. Ward, as Trustee

/s/ Ethan Powell
Ethan Powell, as Trustee

Timothy K. Hui, as Trustee

Dr. Bob Froehlich, as Trustee

IN WITNESS WHEREOF, the undersigned have executed this amendment to the Declaration of Trust on the Jrd day of November, 2017.

John Honis, as Trustee

Bryan A. Ward, as Trustee

Ethan Powell, as Trustee

/s/ Timothy K. Hui
Timothy K. Hui, as Trustee

Dr. Bob Froehlich, as Trustee

IN WITNESS WHEREOF, the undersigned have executed this amendment to the Declaration of Trust on the 3rct day of November, 2017.

John Honis, as Trustee

Bryan A. Ward, as Trustee

Ethan Powell, as Trustee

Timothy K. Hui, as Trustee

/s/ Dr. Bob Froehlich
Dr. Bob Froehlich, as Trustee